UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 16, 2007 (March 14, 2007)

Cybertel Capital Corp.
Exact name of registrant as specified in its charter)

Nevada	000-26913	000-26913
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5520 Wellesley St. Suite 109, La Mesa, CA	91942
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 646-7410

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 4.01. Changes in Registrant’s Certifying Accountants

On March 14, 2007, the services of the auditors for Cybertel Capital Corp. (the “Company”), Malone & Bailey, CPA, were terminated by the Company. Such termination was recommended and approved by the Board of Directors of the Company.

The reports of Malone & Bailey on the financial statements of the Company as of and for the fiscal years ended December 31, 2005 and 2004 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, such reports included an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended December 31, 2005 and 2004 and through March 6, 2007, there were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had there been any disagreements of the type referred to in this paragraph during the fiscal years ended December 31, 2005 and 2004 and through March 6, 2007, which were not resolved to the satisfaction of Malone & Bailey, then Malone & Bailey would have had to make a reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2005 and 2004 and through March 6, 2007 there have been no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B.

On March 14, 2007, the Company engaged the services of Gruber & Company, LLC as auditor. Up to the date of this filing, the Company has not consulted with Gruber & Company, LLC regarding the application of accounting principles to a specific or contemplated transaction, nor has it requested an opinion or advice regarding the financial statements of the Company.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements

None

(b) Exhibits

Number	Description

16.1	Letter from Malone & Bailey, dated March 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERTEL CAPITAL CORP. (Registrant)

Date: March 16, 2007	By:	/s/ James Wheeler
James Wheeler, CEO